Cannae Reports Fourth Quarter 2018 Results with $1.125 billion Book Value of Portfolio Company Investments, or $15.58 Per Share
Las Vegas, NV -- (March 14, 2019) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three and twelve-month periods ended December 31, 2018.

Highlights

•	The Company's investment in Ceridian HCM Holding Inc. (NYSE:CDAY) ("Ceridian") is now worth $1.62 billion based on a closing price of $49.67 as of March 13, 2019.

•
On November 16, 2018, the Company completed the sale of 4,396,694 shares of common stock of Ceridian as part of an underwritten secondary public offering at a price of $36.00 per share resulting in net proceeds of $152.5 million.

•
On February 8, the Company announced the completion of the previously announced acquisition of Dun & Bradstreet ("DNB"). The Company has syndicated $400 million of its total $900 million commitment and invested $500 million in equity into DNB representing a 24.5% position. Cannae funded its equity investment with cash on hand and $250 million in borrowings under its credit facilities.

•
On November 7, 2018, the Company entered into a margin loan agreement with various banks pursuant to which Cannae may borrow up to $300.0 million at a rate of LIBOR plus an applicable margin (the "Margin Facility"). The Margin Facility is secured by 25.0 million shares of the Company’s holdings of Ceridian and matures 3 years from the closing date.

•	On November 6, 2018, the Company completed a restructuring of its Restaurant Group and now beneficially owns 65.4% of ABRH and 88.5% of 99 Holdings.

•
Total book value of portfolio company investments was $1.125 billion, or $15.58 per share, as of December 31, 2018 compared to total book value of $1.059 billion, or $14.95 per share, at December 31, 2017.

Ceridian

•
Dayforce revenue increased 34.3% to $122.6 million for the fourth quarter of 2018 as compared with the same period in 2017.  Excluding the effect of foreign currency fluctuations, Dayforce revenue increased 35.5% for the fourth quarter of 2018 as compared with the same period in 2017.

•
Cloud revenue, which includes both Dayforce and Powerpay, increased 27.5% to $148.3 million for the fourth quarter of 2018 as compared with the same period in 2017.  Excluding the effect of foreign currency fluctuations, Cloud revenue increased 29.6% for the fourth quarter of 2018.

•
Total revenue, which includes revenue from both our Cloud and Bureau solutions, increased 9.8% to $200.3 million for the fourth quarter of 2018 as compared with the same period in 2017.  Excluding the effect of foreign currency fluctuations, total revenue increased 11.3% for the fourth quarter of 2018 as compared with the same period in 2017.

•	Operating profit increased 33.5% to $21.5 million for the fourth quarter of 2018 as compared with the same period in 2017.

•	Adjusted EBITDA increased 22.2% to $43.5 million for the fourth quarter of 2018 as compared with the same period in 2017.

•	3,718 Dayforce customers were live on the Dayforce platform at the end of 2018, a net increase of 717 customers as compared to 3,001 Dayforce customers at the end of 2017.

Restaurant Group

•	$298.5 million in total revenue and a pretax loss of $59.9 million for the fourth quarter, versus $298.6 million in total revenue and a pretax loss of $11.5 million in the fourth quarter of 2017

•	EBITDA of $(43.8) million for the fourth quarter, versus EBITDA of $1.0 million in the fourth quarter of 2017

◦
EBITDA of $(43.8) million includes non-cash charges of $26.7 million for goodwill impairment, $14.8 million for a facilitation fee (as further described below), and $13.6 million for fixed asset impairment

•
Same store sales decreased 0.5% in the fourth quarter, as Ninety Nine's same stores sales increased by 2.5%, O'Charley's declined by 2.4%, Village Inn declined by 1.2% and Bakers Square increased by 0.3%.

•
On November 6, 2018, the Company completed a restructuring of its Restaurant Group whereby (i) 99 Holdings assumed all obligations outstanding under Cannae’s intercompany notes with American Blue Ribbons Holdings

LLC ("ABRH"), (ii) Cannae exchanged $100 million of this debt for a direct 66.7% equity interest in 99 Holdings thereby leaving 99 Holdings with approximately $33 million of indebtedness under such notes, and (iii) the Company was paid a facilitation fee in the form of additional equity interests in ABRH. Following the restructuring, Cannae now owns 65.4% of ABRH on a direct basis and 88.5% of 99 Holdings on a direct and indirect basis.

•
On December 21, 2018, 99 Holdings entered into a $37 million term loan facility with a group of banks, the proceeds of which were used to repay Cannae's remaining $33 million of indebtedness and for working capital purposes.

T-System

•	$13.6 million in total revenue and a pretax loss of $2.6 million for the fourth quarter of 2018

•	EBITDA of $2.6 million and an EBITDA margin of 19.1% for the fourth quarter of 2018

•	Application of ASC 606 reduced both revenue and EBITDA recognition (but not cash flow) by approximately $1.7 million in the fourth quarter of 2018.

“I am pleased with our results and the progress we have achieved, positioning Cannae for future growth and value creation, highlighted by our acquisition of Dun & Bradstreet,” commented Chairman William P. Foley, II. “Dun & Bradstreet expands our portfolio of companies, adding a market leader with unmatched scale and global recognition. Upon closing, Cannae has retained a $500 million equity stake in DNB representing a 24.5% ownership position. We have a new senior leadership team in place and are executing on our early strategic initiatives to reinvigorate DNB’s sales growth while expanding the company’s margins which, we believe, will result in significant value creation for our shareholders.”
Mr. Foley continued, “During the fourth quarter, we also made the decision to prudently rebalance our portfolio by selling a portion of our Ceridian stake to partially fund our acquisition of DNB. We continue to believe that Ceridian is an important platform for growth evident in their solid results this quarter, highlighted by 27.5% cloud revenue growth driven by the addition of 717 Dayforce customers from the year ago period. Cannae currently owns 32.7 million shares in Ceridian representing a 23.5% ownership stake, now worth $1.62 billion based upon Ceridian’s closing price of $49.67 on March 13, 2019.”

“Turning to our restaurant group, the casual dining industry remained challenging during the fourth quarter which proved a headwind to our results as total restaurant sales decreased 2.3%. Of note, our Ninety Nine brand remained the stand out in the group having delivered 2.5% same store sales growth in the fourth quarter. The ABRH management team will continue to rationalize the portfolio with a focus on our stronger locations and brands, reduce expenses, and invest in the customer experience to deliver customer satisfaction and brand relevance. As we successfully implement these initiatives, we expect our cash flow to improve.”
Mr. Foley concluded, “T-System’s new CEO, Bob Wilhelm, has been on board for almost two quarters and has completed a strategic review, designed to produce actionable initiatives with the goal of improving sale efficiencies and growth as well as profitability within the company’s two divisions. Additionally, we will continue to work to identify potential acquisition candidates that enhance T-System’s capabilities with a focus on adding cross-selling opportunities.”

Conference Call
As previously announced, Cannae will host a conference call March 14, 2019, to discuss its fourth quarter 2018 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Fourth Quarter 2018 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13686250. The telephonic replay will be available until 11:59 pm (Eastern Time) on March 21, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae (NYSE:CNNE) is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holdings, LLC, Dun & Bradstreet, American Blue Ribbon Holdings, LLC, 99 Restaurants Holdings, LLC and T-System Holding, LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin).

Ceridian's adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and IPO transaction costs. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.
Ceridian Adjusted EBITDA Reconciliation

	Three Months Ended December 31		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Dollar in millions)		(Dollar in millions)
Operating profit	$21.5	$16.1	$52.8	$33.0
Depreciation and amortization	14.2	14.1	56.6	53.8
EBITDA from continuing operations	35.7	30.2	109.4	86.8
Sponsorship management fees	—	0.4	12.0	1.9
Intercompany foreign exchange loss (gain)	(0.4)	0.4	(2.9)	7.4
Share-based compensation	5.2	3.3	24.7	16.1
Severance charges	1.3	1.3	5.4	5.6
Restructuring consulting fees	1.7	—	4.8	—
IPO transaction costs	—	—	3.7	—
Adjusted EBITDA	$43.5	$35.6	$157.1	$117.8
Adjusted EBITDA margin	21.7%	19.5%	21.0%	17.6%

Cannae accounts for its investment in Ceridian using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Ceridian’s net earnings or loss in earnings from equity investees in the tables that follow. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Ceridian.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
December 31, 2018
Restaurant revenue	$298.5	$298.5	$—	$—
Other operating revenue	18.7	—	13.6	5.1
Total operating revenue	317.2	298.5	13.6	5.1

Cost of restaurant revenue	265.9	265.9	—	—
Personnel costs	25.3	12.0	7.7	5.6
Depreciation and amortization	16.0	11.7	3.8	0.5
Other operating expenses	31.7	36.6	3.3	(8.2)
Goodwill impairment	26.7	26.7	—	—
Total operating expenses	365.6	352.9	14.8	(2.1)

Operating (loss) earnings	$(48.4)	$(54.4)	$(1.2)	$7.2

Interest and investment income	$1.8	$—	$—	$1.8
Interest (expense) income	(1.1)	(4.4)	(1.4)	4.7
Realized gains and losses	89.0	(1.1)	—	90.1
Total other income (expense)	89.7	(5.5)	(1.4)	96.6

Earnings (loss) before tax	$41.3	$(59.9)	$(2.6)	$103.8

Income tax expense	$16.9	$0.6	$0.9	$15.4
Earnings from equity investees	0.7	—	—	0.7
Non-controlling interests	(21.9)	(21.7)	(0.1)	(0.1)

Net earnings (loss) attributable to Cannae common shareholders	$47.0	$(38.8)	$(3.4)	$89.2

EPS attributable to Cannae common shareholders - basic	$0.66
EPS attributable to Cannae common shareholders - diluted	$0.66

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.7

Earnings (loss) before tax	$41.3	$(59.9)	$(2.6)	$103.8

Interest (expense) income	$(1.1)	$(4.4)	$(1.4)	$4.7
Depreciation and amortization	16.0	11.7	3.8	0.5

EBITDA	$58.4	$(43.8)	$2.6	$99.6
EBITDA margin	18.4%	—%	19.1%	1,952.9%

CANNAE HOLDINGS, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
December 31, 2017
Restaurant revenue	$298.6	$298.6	$—	$—
Other operating revenue	18.8	—	12.9	5.9
Total operating revenue	317.4	298.6	12.9	5.9

Cost of restaurant revenue	263.3	263.3	—	—
Personnel costs	24.0	13.7	7.6	2.7
Depreciation and amortization	14.4	10.7	3.1	0.6
Other operating expenses	31.7	20.6	3.1	8.0
Total operating expenses	333.4	308.3	13.8	11.3

Operating loss	$(16.0)	$(9.7)	$(0.9)	$(5.4)

Interest and investment income	$1.4	$—	$—	$1.4
Interest expense	(1.8)	(1.8)	—	—
Total other (expense) income	(0.4)	(1.8)	—	1.4

Loss before tax	$(16.4)	$(11.5)	$(0.9)	$(4.0)

Income tax expense (benefit)	$10.3	$0.7	$(2.4)	$12.0
Earnings from equity investees	19.7	—	—	19.7
Non-controlling interests	(5.5)	(5.5)	—	—

Net (loss) earnings attributable to Cannae common shareholders	$(1.5)	$(6.7)	$1.5	$3.7

EPS attributable to Cannae common shareholders - basic	$(0.02)
EPS attributable to Cannae common shareholders - diluted	$(0.02)

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(16.4)	$(11.5)	$(0.9)	$(4.0)

Interest expense	$(1.8)	$(1.8)	$—	$—
Depreciation and amortization	14.4	10.7	3.1	0.6

EBITDA	$(0.2)	$1.0	$2.2	$(3.4)
EBITDA margin	—%	0.3%	17.1%	—%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Twelve Months Ended
December 31, 2018
Restaurant revenue	$1,117.8	$1,117.8	$—	$—
Other operating revenue	87.6	—	57.9	29.7
Total operating revenue	1,205.4	1,117.8	57.9	29.7

Cost of restaurant revenue	991.3	991.3	—	—
Personnel costs	170.3	47.3	33.1	89.9
Depreciation and amortization	61.3	44.9	15.0	1.4
Other operating expenses	105.6	86.3	13.8	5.5
Goodwill impairment	26.7	26.7	—	—
Total operating expenses	1,355.2	1,196.5	61.9	96.8

Operating loss	$(149.8)	$(78.7)	$(4.0)	$(67.1)

Interest and investment income	$6.3	$—	$—	$6.3
Interest (expense) income	(4.7)	(16.0)	(4.3)	15.6
Realized gains and losses	166.8	(2.1)	—	168.9
Total other income (expense)	168.4	(18.1)	(4.3)	190.8

Earnings (loss) before tax	$18.6	$(96.8)	$(8.3)	$123.7

Income tax expense (benefit)	$13.1	$0.6	$(1.9)	$14.4
(Loss) earnings from equity investees	(16.1)	0.1	—	(16.2)
Non-controlling interests	(38.2)	(38.3)	(0.2)	0.3

Net earnings (loss) attributable to Cannae common shareholders	$27.6	$(59.0)	$(6.2)	$92.8

EPS attributable to Cannae common shareholders - basic	$0.39
EPS attributable to Cannae common shareholders - diluted	$0.39

Cannae weighted average shares - basic	71.2
Cannae weighted average shares - diluted	71.3

Earnings (loss) before tax	$18.6	$(96.8)	$(8.3)	$123.7

Interest (expense) income	$(4.7)	$(16.0)	$(4.3)	$15.6
Depreciation and amortization	61.3	44.9	15.0	1.4

EBITDA	$84.6	$(35.9)	$11.0	$109.5
EBITDA margin	7.0%	—%	19.0%	368.7%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Twelve Months Ended
December 31, 2017
Restaurant revenue	$1,129.0	$1,129.0	$—	$—
Other operating revenue	40.5	—	12.9	27.6
Total operating revenue	1,169.5	1,129.0	12.9	27.6

Cost of restaurant revenue	991.0	991.0	—	—
Personnel costs	103.2	52.8	7.6	42.8
Depreciation and amortization	49.3	43.6	3.1	2.6
Other operating expenses	104.4	71.1	3.1	30.2
Total operating expenses	1,247.9	1,158.5	13.8	75.6

Operating loss	$(78.4)	$(29.5)	$(0.9)	$(48.0)

Interest and investment income	$5.3	$—	$—	$5.3
Interest expense	(7.0)	(6.6)	—	(0.4)
Realized gains and losses	4.9	—	—	4.9
Total other income (expense)	3.2	(6.6)	—	9.8

Loss before tax	$(75.2)	$(36.1)	$(0.9)	$(38.2)

Income tax (benefit) expense	$(16.6)	$0.7	$(2.4)	$(14.9)
Earnings from equity investees	3.4	0.1	—	3.3
Earnings from discontinued operations, net of tax	147.7	—	—	147.7
Non-controlling interests	(16.3)	(16.5)	—	0.2

Net earnings (loss) attributable to Cannae common shareholders	$108.8	$(20.2)	$1.5	$127.5

EPS attributable to Cannae common shareholders - basic	$1.54
EPS attributable to Cannae common shareholders - diluted	$1.54

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(75.2)	$(36.1)	$(0.9)	$(38.2)

Interest expense	$(7.0)	$(6.6)	$—	$(0.4)
Depreciation and amortization	49.3	43.6	3.1	2.6

EBITDA	$(18.9)	$14.1	$2.2	$(35.2)
EBITDA margin	—%	1.2%	17.1%	—%

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	December 31, 2018	December 31, 2017
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$323.0	$245.6
Equity securities	—	17.7
Other current assets	132.7	86.9

Total current assets	$455.7	$350.2

Ceridian equity investment	$359.7	$383.9
Other equity method investments	37.5	41.0
Property and equipment, net	176.4	218.8
Software & intangible assets	175.8	214.5
Goodwill	164.9	202.7
Other non-current assets	90.2	76.1
Total assets	$1,460.2	$1,487.2

Current liabilities:
A/P & other current liabilities	$154.4	$127.6
Notes payable, current	5.9	122.2

Total current liabilities	$160.3	$249.8

Notes payable, non-current	$42.2	$12.7
Other non-current liabilities	57.7	71.6
Total liabilities	$260.2	$334.1

Additional paid in capital	$1,146.2	$1,130.2
Retained earnings	46.1	0.2
Treasury Stock	(0.2)	—
Accumulated other comprehensive loss	(67.2)	(71.0)
Non-controlling interests	75.1	93.7
Cannae shareholder's equity	$1,200.0	$1,153.1

Total liabilities and equity	$1,460.2	$1,487.2

Adjusted Book Value Summary	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Ceridian	$365.4	$398.5
American Blue Ribbon Holdings	121.4	109.9
Ninety Nine	57.8	—
T-System	184.3	204.6
Del Frisco's Restaurant Group	—	17.7
Holding company cash and short-term investments	308.2	215.4
Other	87.8	113.3
Cannae Book Value	$1,124.9	$1,059.4
Outstanding Cannae shares	72.2	70.9
Cannae Book Value per Share	$15.58	$14.95